UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 4, 2011 (September 28, 2011)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)
(832) 369-6986
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Second Lien Term Loan Credit Agreement
     On September 28, 2011, Magnum Hunter Resources Corporation (the “Company”) entered into a Second Lien Term Loan Credit Agreement (the “Second Lien Credit Agreement”) by and among the Company, Capital One, N.A., as Administrative Agent, BMO Harris Financing, Inc., as Syndication Agent, Citibank, N.A., as Documentation Agent, BMO Capital Markets Corp. and Capital One, N.A., as Joint Lead Arrangers and Bookrunners, and the lenders party thereto.
     The Second Lien Credit Agreement provides for a term loan credit facility (the “Term Loan Facility”) maturing on October 16, 2016, in an aggregate principal amount of $100 million, which was fully drawn on the closing date. Amounts repaid under the Term Loan Facility may not be redrawn in the future.
     Borrowings under the Term Loan Facility will, at the Company’s election, bear interest at either: (i) an alternative base rate (“ABR”) equal to the higher of (A) the Prime Rate, (B) the Federal Funds Effective Rate plus 0.5% per annum and (C) the LIBO Rate for a one month interest period in effect on such day plus 1.0%; or (ii) the Adjusted LIBO Rate, which is the rate stated on Reuters BBA Libor Rates LIBOR01, provided that such amount shall not be less than 1.0% per annum through June 30, 2012 and not less than 2.0% per annum for any period after June 30, 2012; plus in each of the cases described in clauses (i) and (ii) above, an applicable margin of 6.0% for ABR loans and 7.0% for Adjusted LIBO Rate loans for periods through June 30, 2012 and 7.0% for ABR loans and 8.0% for Adjusted LIBO Rate loans for periods after June 30, 2012.
     Overdue amounts shall bear interest at a rate equal to 2.0% per annum plus the rate applicable to ABR loans.
     The Company may elect to prepay amounts due under the Term Loan Facility without penalty during the first 12 months. The Company will be subject to a 2.0% penalty of the principal amount being prepaid during the second year of the Term Loan Facility and a 1.0% penalty of the principal amount being prepaid during the third year of the Term Loan Facility. Any optional prepayments made after the third year of the Term Loan Facility will not be subject to an additional prepayment premium or penalty.
     The Company is subject to mandatory prepayments under the Term Loan Facility for certain percentages of the net cash proceeds received as a result of: (i) future issuances of certain debt securities, including those convertible into the Company’s common stock or other equity interests; (ii) sales or other dispositions of the Company’s property and assets subject to customary reinvestment provisions and certain other exceptions; and (iii) future issuances of the Company’s equity interests including its common stock, preferred stock and other convertible securities subject to certain exceptions.
     The Second Lien Credit Agreement contains negative covenants that, among others things, restrict the ability of the Company and its restricted subsidiaries to, with certain exceptions: (1) incur indebtedness; (2) grant liens; (3) change the nature of its business; (4) dispose of its assets; (5) enter into mergers, consolidations or similar transactions; (6) make investments, loans or advances; (7) pay cash dividends, unless certain conditions are met, and subject to a “basket” of $20,000,000 per year available for payment of dividends on preferred stock; and (8) enter into transactions with affiliates.

     The Second Lien Credit Agreement also requires the Company to satisfy certain financial covenants, including maintaining (1) a ratio of current assets to current liabilities of not less than (a) 0.85 to 1.0 for each fiscal quarter ending on or before March 31, 2012 and (b) 1.0 to 1.0 for each fiscal quarter ending thereafter; (2) a ratio of its Total Reserve Value (as such term is defined in the Second Lien Credit Agreement) to total indebtedness under the Credit Agreement (as defined below) and Second Lien Credit Agreement of not less than 1.5 to 1.0; (3) a ratio of EBITDAX to interest of not less than 2.125 to 1.0 commencing with the fiscal quarter ending September 30, 2011; and (4) a ratio of total debt to EBITDAX of not more than (a) 5.25 to 1.0 for the fiscal quarter ending September 30, 2011 and (b) 4.75 to 1.0 for each fiscal quarter ending thereafter.
     The obligations of the Company under the Second Lien Credit Agreement may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Second Lien Credit Agreement). Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants, the material inaccuracy of representations or warranties, bankruptcy or related defaults, defaults on other indebtedness of the Company, defaults relating to judgments and the occurrence of a Change in Control (as such term is defined in the Second Lien Credit Agreement), which includes instances where a third party becomes the beneficial owner of 30% or more of the Company’s outstanding equity interests.
     The Company’s obligations under the Second Lien Credit Agreement have been secured by the grant of a second priority lien on substantially all of the assets of the Company and its restricted subsidiaries, including the oil and gas properties of the Company and its restricted subsidiaries.
     In connection with the Second Lien Credit Agreement, the Company and its restricted subsidiaries also entered into certain customary ancillary agreements and arrangements, which, among other things, provide that the indebtedness, obligations and liabilities of the Company arising under or in connection with the Second Lien Credit Agreement are unconditionally guaranteed by such restricted subsidiaries.
Third Amendment to Second Amended and Restated Credit Agreement
     On September 28, 2011, the Company entered into the Third Amendment (the “Third Amendment”) to the Second Amended and Restated Credit Agreement, as amended (the “Credit Agreement”), by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto.
     The Credit Agreement provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing April 13, 2016, with a previously existing borrowing base of $187.5 million. The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be decreased or may be increased up to a maximum commitment level of $250 million.
     Pursuant to the Third Amendment and in connection with the Company entering into the Second Lien Credit Agreement, the Company’s borrowing base was resized to $167.5 million from $187.5 million. The Third Amendment also provides that the borrowing base shall automatically be reduced by $0.30 for each $1.00 of the principal amount of any senior unsecured notes issued by the Company in the future which proceeds are not used to repay the Term Loan Facility. The Third Amendment permits the

Company entering into the Second Lien Credit Agreement and granting liens with respect thereto, and the possible future issuance of senior unsecured notes in an amount not to exceed $300 million. The Third Amendment also modifies the financial covenant that currently requires the Company to maintain a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0 by increasing such ratio to 1.05 to 1.0 if the Term Loan Facility is not repaid in full by June 30, 2012. The Third Amendment also amends certain other provisions of the Credit Agreement as set forth therein.
     The foregoing description of the Second Lien Credit Agreement, Third Amendment and Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements. The Second Lien Credit Agreement and Third Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively and are incorporated herein by reference. A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K with the SEC on April 14, 2011. A copy of the First Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on July 19, 2011. A copy of the Second Amendment to the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the SEC on August 18, 2011.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this Form 8-K is also incorporated into this Item 2.03 by reference.
Item 7.01. Regulation FD Disclosure.
     On September 29, 2011, the Company issued a press release announcing the expansion of its senior credit facilities as set forth in the Third Amendment and Second Lien Credit Agreement. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall each be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Second Lien Credit Agreement, dated September 28, 2011, by and among the Company, Capital One, N.A., as Administrative Agent, and the lenders and guarantors party thereto*

10.2
Third Amendment to Second Amended and Restated Credit Agreement, dated September 28, 2011, by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto*

99.1	Press Release of Magnum Hunter Resources Corporation Announcing Expansion of Senior Credit Facilities, dated September 29, 2011

*	The exhibits and the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES
In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION
Date: October 4, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Lien Credit Agreement, dated September 28, 2011, by and among the Company, Capital One, N.A., as Administrative Agent, and the lenders and guarantors party thereto*

10.2
Third Amendment to Second Amended and Restated Credit Agreement, dated September 28, 2011, by and among the Company, the Bank of Montreal, as Administrative Agent, and the lenders and guarantors party thereto*

99.1	Press Release of Magnum Hunter Resources Corporation Announcing Expansion of Senior Credit Facilities, dated September 29, 2011

*	The exhibits and the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.